Explanatory Note

Texas Holy Smokers, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 1.0.

Part III

EXHIBITS

1.0	Form of Solicitation Agreement with North Capital Private Securities Corporation

2.1	Certificate of Incorporation*

2.2	Bylaws*

4.1	Form of Subscription Agreement*

6.1	Operating Agreement for The Crown League, LLC**

6.2	The Crown League Constitution**

6.3	Form of Share Acquisition Loan*

6.4	Form of Commitment for Future Advances*

6.5	Form of Security Agreement with The Crown League, LLC*

8.1	Form of Escrow Agreement*

11.1	Consent of dbbmckennon*

12.1	Opinion of CrowdCheck Law, LLP **

13.1	Test the Waters materials**

*Previously Filed

**To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Park City, State of Utah, on March 19, 2019

Texas Holy Smokers, Inc.

By	/s/ Steven Glassman

	Title:	President and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Steven Glassman

Steven Glassman
President, Chief Financial Officer, Chief Accounting Officer and Sole Director
Date: March 19, 2019